                                                                 Exhibit (a)(11)
                                  [Translation]


                             ANNOUNCEMENT OF MERGER
                                                               November 15, 1999

To whom it may be concern:


                                    7-1, Udagawa-cho, Shibuya-ku, Tokyo
                                    Amway Japan Limited
                                    Representative Director-President:
                                             Richard S. Johnson
                                    (OTC Registered Code Number:  9821)
                                    Contact Person:  Director-Vice President
                                                     Yoshizo Matsushita
                                    Tel: 03-5428-7000


                             ANNOUNCEMENT OF MERGER

         We hereby announce that the Board of Directors of Amway Japan Limited (the "Company") has resolved, on November 15,1999, to approve the execution of the Memorandum Regarding Merger with N.A.J. Co., Ltd. ("NAJ"), which was entered into by and between the Company and NAJ on the same day.


1.       Purpose of Merger

         Shares of the Company (the "Shares") are registered at the OTC market and NAJ intends to carry out a tender offer (the "Offer") to acquire the Shares. According to NAJ, the Offer will establish a more cooperative relationship between the Company and Amway Corporation (located in the United States), as well as between the Company and the whole AMWAY group, and will advance the Company's business hereafter.

         In addition, if the Company, through the merger which follows the Offer, will be merged into NAJ and thus the Shares will be removed from OTC registration, it will be in a better position to prepare the structure to pursue the business strategy in a long-term view. The definitive deregistration schedule for the Shares will be determined hereafter.
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                                      -2-


         The Company will be merged into NAJ, which has been established solely for the foregoing purposes. Accordingly, the Company will not substantially change its business and organization after the deregistration and will continue to provide its services at the same standards as before the merger. Further, the Company believes that it will provide services of higher quality than before the merger based on the improvement of management base accomplished by the merger.

2.       Outline of Merger

   (1)   Time Schedule


         Board of  Directors  meeting for approval of the        November 15, 1999
         Memorandum Regarding Merger

         Execution of the Memorandum Regarding Merger            November 15, 1999

         Board  of  Directors  meeting  for  approval  of        January 2000 (current plan)
         merger agreement

         Execution of merger agreement                           January 2000 (current plan)

         General meeting of shareholders  for approval of        February 2000 (current plan)
         merger agreement

         Date of merger                                          April 1, 2000 (current plan)

         Registration of merger                                  Early in April, 2000 (current plan)

   (2)   Manner of Merger

         The Company will be merged into NAJ, the surviving company, and the Company will be dissolved.


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                                      -3-

   (3)   Merger Ratio

         The Company and NAJ will discuss and determine the merger ratio based on the fair value of a share of each company after obtaining a valuation analysis from an independent advisor.

   (4)   Merger Distribution

         The Company and NAJ will discuss and determine such matters by the time when the Board of Directors meeting of each company approves the merger agreement.

   (5)   Base Date for Dividends on New Shares issued upon Merger

         March 1, 2000 (current plan)

   (6) Matters referred to in the foregoing paragraphs will be settled in the Merger Agreement. The effectiveness of the Merger and the execution of the Merger Agreement are subject to the approval, respectively, by the Board of Directors' meeting of the Company to be held in January 2000 and the extraordinary general meeting of shareholders of the Company to be held in February 2000.


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                                      -4-

3.       Outline of the Companies to be Merged

                                                                   (Amway Japan Limited:  as of August 31, 1999)
                                                                         (NAJ CO., LTD.: as of November 1, 1999)
-------------------------------------------------------------------------------------------------------------------
      Corporate Name                   Amway Japan Limited                            NAJ CO., LTD.
                                          (Merged Company)                          (Surviving Company)
-------------------------------------------------------------------------------------------------------------------
      Business               the import, export, sale and sale for       the import, export, sale and sale for
                             consignment of goods including but not      consignment of goods including but not
                             limited to soaps, detergents,               limited to soaps, detergents,
                             quasi-pharmaceuticals, cosmetics,           quasi-pharmaceuticals, cosmetics,
                             nutritionally-enriched food supplements     nutritionally-enriched food supplements
                             and cooking utensils, the publishing and    and cooking utensils, the publishing and
                             sale of magazines, etc., the sale of        sale of magazines, etc., the sale of
                             compact discs, cassette tapes, etc., the    compact discs, cassette tapes, etc., the
                             import, export and sale of cameras, etc.,   import, export and sale of cameras,
                             and the import, export and sale of          etc., and the import, export and sale of
                             telecommunications equipment, etc.          telecommunications equipment, etc.
-------------------------------------------------------------------------------------------------------------------
      Date of                             April 26, 1977                            November 1, 1999
      Incorporation
-------------------------------------------------------------------------------------------------------------------
      Location of Head       7-1, Udagawa-cho, Shibuya-ku, Tokyo         7-1, Udagawa-cho, Shibuya-ku, Tokyo
       Office
-------------------------------------------------------------------------------------------------------------------
      Representative                    Richard S. Johnson                          Gary K. Sumihiro
-------------------------------------------------------------------------------------------------------------------
      Capital                             (Y)12,462 MM                                 (Y)10 MM
-------------------------------------------------------------------------------------------------------------------
      Total Number of               144,025,800 (No Par Value)                      50 (No Par Value)
      Issued Shares
-------------------------------------------------------------------------------------------------------------------
      Shareholder's                      (Y)56, 964 MM                                 (Y)10 MM
      Equity
-------------------------------------------------------------------------------------------------------------------
      Total Assets                        (Y)83,961 MM                                 (Y)10 MM
-------------------------------------------------------------------------------------------------------------------
      Settlement Date                       August 31                                   August 31
-------------------------------------------------------------------------------------------------------------------
      Employees                                678                                          0
-------------------------------------------------------------------------------------------------------------------
      Main Customers         Supplier:  Amway Corp.                                         -
-------------------------------------------------------------------------------------------------------------------
      Major Shareholders     1.   Jay Van Andel Trust            19.17%  1.  ALAP Hold Co., Ltd.           100%
      and Respective         2.   Japan HC1 Inc.                 17.90%
      Shareholdings          3.   RDV (AJL) Holdings, Inc.       17.26%
                             4.   HDV (AJL) Holdings, Inc.       14.24%
                             5.   Moxley & Company                5.88%
-------------------------------------------------------------------------------------------------------------------
      Main Banks             The Sanwa Bank, Ltd.                        Morgan Guarantee Trust Company
                             The Sakura Bank, Ltd.
                             The Bank of Tokyo-Mitsubishi, Ltd.
-------------------------------------------------------------------------------------------------------------------

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                                      -5-

4.       Results for the Last Three Years


                                                                                                  (millions of yen)
-------------------------------------------------------------------------------------------------------------------
                                         Amway Japan Limited                              NAJ CO., LTD.
                                         (Merged Company)                             (Surviving Company)
-------------------------------------------------------------------------------------------------------------------
Settlement Term           To August 31,  To August 31,   To August 31,           -              -               -
                             1996            1997            1998
                           (20th FY)      (21st FY)       (22nd FY)
-------------------------------------------------------------------------------------------------------------------
Sales                       212,195         203,361         192,457              -               -              -
-------------------------------------------------------------------------------------------------------------------
Ordinary Income              51,433          42,364          27,207              -               -              -
-------------------------------------------------------------------------------------------------------------------
Profit for the Term          25,130          26,638          12,778              -               -              -
-------------------------------------------------------------------------------------------------------------------
Profit per Share             168.09          181.71           88.71              -               -              -
(in yen)
-------------------------------------------------------------------------------------------------------------------
Dividend per Share              125             100             100              -               -              -
(in yen)
-------------------------------------------------------------------------------------------------------------------
Shareholders'                410.99          439.19          422.69              -               -              -
Equity per Share
(in yen)
-------------------------------------------------------------------------------------------------------------------

*1 No results can be mentioned regarding NAJ because NAJ was incorporated on November 1, 1999.

*2       Interim Results of 23rd FY (From September 1, 1998 to February 28,
         1999) of the Company are as follows:

         ------------------------------------------------------
         Sales                                      (Y)75,327 MM
         ------------------------------------------------------
         Ordinary Income                             (Y)8,099 MM
         ------------------------------------------------------
         Interim Profit for the Term                 (Y)4,703 MM
         ------------------------------------------------------
         Profit per Share                               (Y)32.65
         ------------------------------------------------------
         Interim Dividend per Share                        (Y)50
         ------------------------------------------------------
         Shareholders' Equity per Share                (Y)405.22
         ------------------------------------------------------


5.       State after Merger

   (1)   Corporate Name

         Amway Japan Limited
         (Change of name of NAJ Co., Ltd. to Amway Japan Limited)

   (2)   Business

         The import, export, sale and sale for consignment of goods including but not limited to soaps, detergents, quasi-pharmaceuticals, cosmetics, nutritionally-enriched food supplements and cooking utensils, the publishing and sale of magazines, etc., the sale of compact discs, cassette tapes, etc., the import,

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                                      -6-

         export and sale of cameras, etc., and the import, export and sale of telecommunications equipment, etc.

   (3)   Location of Head Office

         7-1, Udagawa-cho, Shibuya-ku, Tokyo

   (4)   Representative

         Not determined.

   (5)   Capital

         To be discussed between both companies and determined by the time of execution of the merger agreement.

   (6)   Total Assets

         Not determined.

   (7)   Settlement Day

         August 31 (current plan)

   (8)   Total Outstanding Shares

         Not determined.

   (9)   Forecasted Results after Merger (for two business years)

         Not determined.